Exhibit (a)(12)

DWS INTERNATIONAL FUND, INC.
(TO BE RENAMED DEUTSCHE INTERNATIONAL FUND, INC. ON 8/11/14)
ARTICLES SUPPLEMENTARY

DWS International Fund, Inc. (to be renamed Deutsche International Fund, Inc. on August 11, 2014 pursuant to Articles of Amendment filed and accepted for record with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on July 18, 2014 (the “Articles of Amendment”)), a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified the two hundred million (200,000,000) shares of the authorized but undesignated shares of capital stock of the Corporation as a new Series of shares of capital stock, such Series being designated the “Deutsche Emerging Markets Frontier Fund” Series.

SECOND:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has further designated and classified the two hundred million (200,000,000) shares of the Deutsche Emerging Markets Frontier Fund designated and classified pursuant to Article First above into four Classes of shares, each Class consisting of fifty million (50,000,000) shares, and such Classes being designated as Class A shares, Class C shares, Class S shares and Institutional Class shares, respectively.

THIRD:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 2,947,923,888 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $29,479,238.88, which shares were designated and classified into the following Series, which Series were be subdivided into the following Classes (each reference to DWS in the name of a Series to be changed to  “Deutsche” on August 11, 2014 pursuant to the Articles of Amendment):

Series	Classes	Number of Shares
DWS International Fund		670,595,597
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares Investment Class shares Class R6 shares	100,000,000 50,000,000 20,000,000 200,595,597 50,000,000 100,000,000 50,000,000

DWS Latin America Equity Fund		340,000,000
	Class A shares Class B shares Class C shares Class S shares	50,000,000 50,000,000 20,000,000 100,000,000

DWS World Dividend Fund		470,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares Class R6 shares	50,000,000 50,000,000 20,000,000 100,000,000 100,000,000 50,000,000

DWS Emerging Markets Equity Fund		420,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares	50,000,000 50,000,000 20,000,000 100,000,000 100,000,000

DWS International Value Fund		320,000,000
	Class A shares Class C shares Institutional Class shares Class S shares	80,000,000 80,000,000 80,000,000 80,000,000

DWS Global Equity Fund		300,000,000
	Class A shares Class B shares Class C shares Class R shares Class S shares Institutional Class shares	50,000,000 50,000,000 50,000,000 50,000,000 50,000,000 50,000,000

Undesignated	847,328,291

(b) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 2,947,923,888 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $29,479,238.88, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes (each reference to DWS in the name of a Series to be changed to  “Deutsche” on August 11, 2014 pursuant to the Articles of Amendment):

Series	Classes	Number of Shares
DWS International Fund		670,595,597
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares Investment Class shares Class R6 shares	100,000,000 50,000,000 20,000,000 200,595,597 50,000,000 100,000,000 50,000,000

DWS Latin America Equity Fund		340,000,000
	Class A shares Class B shares Class C shares Class S shares	50,000,000 50,000,000 20,000,000 100,000,000

DWS World Dividend Fund		470,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares Class R6 shares	50,000,000 50,000,000 20,000,000 100,000,000 100,000,000 50,000,000

DWS Emerging Markets Equity Fund		420,000,000
	Class A shares Class B shares Class C shares Class S shares Institutional Class shares	50,000,000 50,000,000 20,000,000 100,000,000 100,000,000

DWS International Value Fund		320,000,000
	Class A shares Class C shares Institutional Class shares Class S shares	80,000,000 80,000,000 80,000,000 80,000,000

DWS Global Equity Fund		300,000,000
	Class A shares Class B shares Class C shares Class R shares Class S shares Institutional Class shares	50,000,000 50,000,000 50,000,000 50,000,000 50,000,000 50,000,000

Deutsche Emerging Markets Frontier Fund		200,000,000
	Class A shares Class C shares Class S shares Institutional Class shares	50,000,000 50,000,000 50,000,000 50,000,000

Undesignated	647,328,291

FOURTH:  A description of the Deutsche Emerging Markets Frontier Fund, and of each Class thereof, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

(a)           Except as provided in the Charter of the Corporation and except for the differences, as described below, associated with each of the Classes of the Deutsche Emerging Markets Frontier Fund, the shares of the Deutsche Emerging Markets Frontier Fund shall be identical in all respects with the shares of the Corporation’s other Series, except that seven (7) Series of shares, as opposed to six (6), now exist.

(b)           Except as provided in the Charter of the Corporation, the Class A, Class C, Class S and Institutional Class share Classes of the Deutsche Emerging Markets Frontier Fund each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the other Classes of the Corporation’s other Series.

FIFTH:  Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

SIXTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on May 14, 2014, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, the Corporation  has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its  Vice President and attested to by its Assistant Secretary on this 24th day of July, 2014; and its Vice President acknowledges that these Articles Supplementary are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:
 DWS INTERNATIONAL FUND, INC.
(to be renamed Deutsche International Fund, Inc. on August 11, 2014 pursuant to Articles of Amendment filed and accepted for record with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on July 18, 2014)

/s/Hepsen Uzcan Name: Hepsen Uzcan Position: Assistant Secretary	/s/John Millette Name: John Millette Position: Vice President